Exhibit 10.7

Execution Version

TRANSFEROR AGREEMENT

This TRANSFEROR AGREEMENT (this “Agreement”) is entered into this 22nd day of December 2021, by and among Blackstone Products, Inc., a Delaware corporation (the “Issuer”), on the one hand, and Roger Dahle, an individual residing in Utah (“Dahle”), North Atlantic Imports Inc., a business company formed under the laws of the British Virgin Islands (“NAI”), and Ackrell SPAC Sponsors I LLC, a Delaware limited liability company (“Sponsor” and together with Dahle and NAI, the “Transferors”), on the other hand. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, Ackrell SPAC Partners I Co., a Delaware corporation (“SPAC”), is a blank check company incorporated to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, the Issuer is a wholly-owned direct subsidiary of SPAC and was formed for the purpose of consummating the transactions contemplated by the Business Combination Agreement;

WHEREAS, Ackrell Merger Sub, Inc., a Delaware corporation (“Merger Sub”) is a newly formed, wholly-owned, direct subsidiary of the Issuer, and was formed for the sole purpose of the Merger (as defined below); and

WHEREAS, the Issuer, SPAC, Merger Sub, North Atlantic Imports, LLC, a Utah limited liability company (the “Company”), Dahle, a holder of certain membership interests in the Company and (“NAI”) will, substantially concurrently with the execution of this Agreement, enter into that certain Business Combination Agreement, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, inter alia, (i) Merger Sub will be merged with and into SPAC, with SPAC surviving the Merger as a wholly-owned subsidiary of the Issuer (the “Merger”) (ii) each share of SPAC’s common stock, par value $0.0001 per share (“SPAC Common Stock”) issued and outstanding immediately prior to the Effective Time shall automatically be converted into and exchanged (the “Conversion”) for one validly issued, fully paid and nonassessable share of the Issuer’s common stock, par value $0.0001 per share (“Issuer Common Stock”), (iii) NAI will contribute (the “NAI Contribution”) 45 shares of common stock, par value $1.00 per share of Cowell International Inc. (“Cowell”), a Utah corporation (“Cowell Common Stock”) to the Issuer in exchange for Issuer Common Stock, and 33 shares of Cowell Common Stock to SPAC and Cowell will redeem 22 shares of Cowell Common Stock in exchange for the Cash Consideration, and (iv) Dahle will contribute (the “Dahle Contribution”) all of his membership interests in the Company to the Issuer in exchange for shares of Issuer Common Stock, on the terms and subject to the conditions set forth therein (collectively, the NAI Contribution, Dahle Contribution, Merger, Conversion and the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Transfer Shares.

1.1 Notwithstanding Section 3.05 of the Business Combination Agreement, Dahle hereby acknowledges and agrees that 134,217 shares of Issuer Common Stock that constitute a portion of the Dahle Stock Consideration issuable to Dahle pursuant to Section 3.05 of the Business Combination Agreement (the “Dahle Transfer Shares”) shall not be issued to Dahle in accordance with Section 3.05 of the Business Combination Agreement and instead shall be issued by Issuer to certain of the Investors in accordance with Section 1.2 of the Subscription Agreements and Dahle shall have no right to the Dahle Transfer Shares

1.2 Notwithstanding Section 3.03 of the Business Combination Agreement, NAI hereby acknowledges and agrees that 77,390 shares of Issuer Common Stock that constitute a portion of the NAI Stock Consideration issuable to NAI pursuant to Section 3.03 of the Business Combination Agreement (the “NAI Transfer Shares”) shall not be issued to NAI in accordance with Section 3.03 of the Business Combination Agreement and instead shall be issued by Issuer to certain of the Investors in accordance with Section 1.2 of the Subscription Agreements and NAI shall have no right to the NAI Transfer Shares.

1.3 Notwithstanding Section 4.01 of the Business Combination Agreement, Sponsor hereby acknowledges and agrees that 55,063 shares of Issuer Common Stock that constitute a portion of the Ackrell Per Share Consideration issuable to Sponsor pursuant to Section 4.01 of the Business Combination Agreement (the “Sponsor Transfer Shares”) shall not be issued to Sponsor in accordance with Section 4.01 of the Business Combination Agreement and instead shall be issued by Issuer to certain of the Investors in accordance with Section 1.2 of the Subscription Agreements and Sponsor shall have no right to the Sponsor Transfer Shares.

2. Investor Make-Whole Shares.

2.1 Dahle hereby directs that Issuer deposit 903,382 shares of Issuer Common Stock that constitute a portion of the Dahle Stock Consideration issuable to Dahle pursuant to Section 3.05 of the Business Combination Agreement with the Escrow Agent (the “Dahle Escrowed Shares”), which shall constitute a portion of the Escrowed Shares under the Subscription Agreements. Dahle acknowledges and agrees that the Dahle Escrowed Shares shall be distributed only in accordance with the terms and provisions of the Subscription Agreement, this Agreement and the Escrow Agreement (as defined below).

2.2 NAI hereby directs that Issuer deposit 520,896 shares of Issuer Common Stock that constitute a portion of the NAI Stock Consideration issuable to NAI pursuant to Section 3.03 of the Business Combination Agreement with the Escrow Agent (the “NAI Escrowed Shares”), which shall constitute a portion of the Escrowed Shares under the Subscription Agreements. NAI acknowledges and agrees that the NAI Escrowed Shares shall be distributed only in accordance with the terms and provisions of the Subscription Agreement, this Agreement and the Escrow Agreement.

2.3 Sponsor hereby directs that Issuer deposit 370,614 shares of Issuer Common Stock that constitute a portion of the Ackrell Per Share Consideration issuable to Sponsor pursuant to Section 4.01 of the Business Combination Agreement with the Escrow Agent (the “Sponsor Escrowed Shares” and together with the Dahle Escrowed Shares and the NAI Escrowed Shares, the “Escrowed Shares”), which shall constitute a portion of the Escrowed Shares under the Subscription Agreements. Sponsor acknowledges and agrees that the Sponsor Escrowed Shares shall be distributed only in accordance with the terms and provisions of the Subscription Agreement, this Agreement and the Escrow Agreement.

2.4 Prior to the Closing, the Issuer shall enter into an escrow agreement (the “Escrow Agreement”), in a form reasonably acceptable to each Transferor, which shall be consistent with the terms and provisions hereof and of the Subscription Agreements. Each of the Transferors and the Issuer hereby acknowledges and agrees that if there are any Remaining Shares (as defined in the Subscription Agreements), the Issuer shall promptly cause the Escrow Agent to release to each Transferor such Transferor’s Pro Rata Share of the Remaining Shares. For purposes hereof, “Pro Rata Share” means: (a) with respect to Dahle, 50.33%; (b) with respect to NAI, 29.02%; and (c) with respect to Sponsor, 20.65%.

2.5 Sponsor hereby directs that Issuer deposit 668,904 shares of Issuer Common Stock that constitute a portion of the Ackrell Per Share Consideration issuable to Sponsor pursuant to Section 4.01 of the Business Combination Agreement with the Escrow Agent (the “Further Escrowed Shares”), which shall constitute the Additional Escrowed Shares under the Subscription Agreements. Sponsor acknowledges and agrees that the Further Escrowed Shares shall be distributed only in accordance with the terms and provisions of the Subscription Agreement, this Agreement and the Escrow Agreement. If there are any Additional Remaining Shares (as defined in the Subscription Agreements), the Issuer shall promptly cause the Escrow Agent to release to Sponsor the Additional Remaining Shares.

3. Public Shareholder Make-Whole Agreement. If requested by the Issuer prior to the date that is fifteen (15) Business Days prior to the Closing, each of the Transferors shall execute and deliver to the Issuer (as promptly as practicable after such request by the Issuer, but in no event more than ten (10) Business Days thereafter) a make-whole agreement, in a form reasonably acceptable to each such Transferor, whereby each Transferor shall, based on such Transferor’s Pro Rata Share, agree to make-whole certain stockholders of the Issuer (as reasonably determined by the Issuer, which, for the avoidance of doubt, shall not include any of the Transferors or any of the Investors with respect to the number of shares of Issuer Common Stock acquired pursuant to Subscription Agreements) pursuant to terms and provisions substantially similar to those set forth in Section 2 of the Subscription Agreements; provided, that in no event shall a Transferor be required to agree to any such terms or provisions that would reasonably be expected to (a) result in the Merger, the PIPE Investment (with respect to the acquisition of Newco Common Stock only), the NAI Contribution or the Dahle Contribution not qualifying as an exchange pursuant to Section 351 of the Code or (b) have other adverse tax consequences to such Transferor.

4. Representations, Warranties and Agreements.

4.1 Transferors’ Representations, Warranties and Agreements. Each Transferor, on a several and not joint basis, hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer as follows:

4.1.1 This Agreement has been duly authorized, validly executed and delivered by such Transferor. This Agreement is enforceable against such Transferor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

4.1.2 The execution, delivery and performance by such Transferor of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Transferor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Transferor is a party or by which such Transferor is bound or to which any of the property or assets of such Transferor is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Transferor to enter into and timely perform his, her or its obligations under this Agreement (a “Transferor Material Adverse Effect”), (ii) if such Transferor is not an individual, result in any violation of the provisions of the organizational documents of such Transferor or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Transferor or any of its properties that would reasonably be expected to have a Transferor Material Adverse Effect.

4.2 Issuer’s Representations, Warranties and Agreements. The Issuer hereby represents and warrants to Transferors and agrees with Transferors as follows:

4.2.1 The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the General Corporation Law of the State of Delaware (“DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

4.2.2 This Agreement has been duly authorized, executed and delivered by the Issuer and is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

4.2.3 The execution, delivery and performance of this Agreement (including compliance by the Issuer with all of the provisions hereof), will be done in accordance with Nasdaq rules and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have a material adverse effect on the legal authority of the Issuer to enter into and perform its obligations under this Agreement (an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have an Issuer Material Adverse Effect.

5. Termination. This Agreement and the Escrow Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms and (ii) upon the mutual written agreement of each of the parties hereto to terminate this Agreement; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Transferors of the termination of the Business Combination Agreement promptly after the termination of such agreement.

6. Miscellaneous.

6.1 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated hereby.

6.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to the Issuer (prior to the Closing), to:

Ackrell SPAC Partners I Co.

2093 Philadelphia Pike #1968

Claymont, DE 19703

Attn: William Lamkin

Email: blamkin@ackrellspac.com

with a required copy (which copy shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attention: Matthew A. Gray, Esq.

Email: mgray@egsllp.com

(ii)	if to the Sponsor, to:

Ackrell SPAC Sponsors I LLC

2093 Philadelphia Pike #1968

Claymont, DE 19703

Attention: Stephen N. Cannon

Email: steve@spacpartners.com

with a required copy (which copy shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attention: Matthew A. Gray, Esq.

Email: mgray@egsllp.com

(iii)	if to Dahle, NAI or the Issuer (after the Closing), to:

North Atlantic Imports, LLC

1073 W. 1700

N. Logan, UT 84321

Attention: Roger Dahle

Email: roger@blackstoneproducts.com

with a required copy (which copy shall not constitute notice) to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025

Attention: Warren T. Lazarow, Esq. and Noah Kornblith

Email: wlazarow@omm.com and nkornblith@omm.com

6.3 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.4 Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived (i) except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought and (ii) without the prior written consent of the Issuer and the Company.

6.5 Assignment. Neither this Agreement nor any rights, interests or obligations that may accrue to the parties hereunder may be transferred or assigned without the prior written consent of each of the other parties hereto.

6.6 Benefit.

6.6.1 Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns and other than the Company, which shall be an intended third party beneficiary hereof.

6.6.2 Each of the Issuer, SPAC and Transferors acknowledges and agrees that (a) this Agreement is being entered into in order to induce the Company to execute and deliver the Business Combination Agreement and without the representations, warranties, covenants and agreements of the Issuer and the Transferors hereunder, the Company would not enter into the Business Combination Agreement, (b) each representation, warranty, covenant and agreement of the Issuer and the Transferors hereunder is being made also for the benefit of the Company, and (c) the Company may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the covenants and agreements of each of the Issuer and Transferors under this Agreement.

6.7 Governing Law. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof that would result in the application of any other jurisdiction’s laws.

6.8 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 5.8, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.9 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11 Remedies. The parties agree that the Issuer, the Company and the Transferors would suffer irreparable damage if this Agreement was not performed in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the Issuer, the Transferors and the Company shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in an appropriate court of competent jurisdiction as set forth in Section 5.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 5.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

6.12 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.14 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

6.15 Mutual Drafting. This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

7. Consent to Disclosure. The Transferors hereby consent to the publication and disclosure in any press release issued by the Issuer, SPAC or the Company or Form 8-K filed by the Issuer with the Commission in connection with the execution and delivery of the Business Combination Agreement and the Proxy Statement (and, as and to the extent otherwise required by the federal securities laws or the Commission or any other securities authorities, any other documents or communications provided by the Issuer, SPAC or the Company to any Governmental Authority or to securityholders of the Issuer, SPAC) of each such Transferor’s identity and beneficial ownership of Issuer Common Stock and the nature of such Transferor’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Issuer, SPAC or the Company, a copy of this Agreement; provided that, in the case of such disclosures by the Issuer, SPAC or the Company, the Issuer, SPAC or Company, as applicable, shall provide Transferor with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Transferor regarding such disclosure, in each case, to the extent such disclosure specifically names Transferor. Transferor will promptly provide any information reasonably requested by the Issuer or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

8. Non-Reliance. With respect to each Public Stockholder, by acceptance of any Make-Whole Shares, such Public Stockholder acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company or the Transferors, any of their respective affiliates or any of its or their respective control persons, officers, directors or employees), in connection with the receipt of any Make-Whole Shares.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer and the Transferors has executed or caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

BLACKSTONE PRODUCTS, INC.

By:
Name:	Daniel L. Sheehan
Title:	President and Secretary

TRANSFERORS:

By:
Name:	Roger Dahle

NORTH ATLANTIC IMPORTS INC.

By:
Name:
Title:

ACKRELL SPAC SPONSORS I LLC

By:
Name:	Stephen N. Cannon
Title:	Managing Member